UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2014 (May 8, 2014)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 8, 2014, Republic Services, Inc. ("Republic" or the “Company”) held its 2014 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
James W. Crownover	305,195,004	731,980	315,211	14,252,464
Tomago Collins	280,776,538	25,147,989	317,668	14,252,464
Gen. Ann E. Dunwoody (ret.)	305,440,654	488,159	313,382	14,252,464
William J. Flynn	276,259,968	29,667,308	314,919	14,252,464
Michael Larson	267,852,720	37,998,695	390,780	14,252,464
W. Lee Nutter	276,267,244	29,659,094	315,857	14,252,464
Ramon A. Rodriguez	300,866,985	5,057,540	317,670	14,252,464
Donald W. Slager	305,352,578	557,490	332,127	14,252,464
Allan C. Sorensen	298,832,764	7,094,016	315,415	14,252,464
John M. Trani	303,455,821	2,470,446	315,928	14,252,464

2. The proposal to approve the compensation of the Company's named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	179,958,853
Votes against	121,475,589
Abstentions	4,807,753
Broker non-votes	14,252,464

3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 was approved based upon the following votes:

Votes for	317,278,415
Votes against	2,877,612
Abstentions	338,632
Broker non-votes	-0-

4. The proposal to approve the Amended and Restated Executive Incentive Plan was approved based upon the following votes:

Votes for	300,148,689
Votes against	5,661,549
Abstentions	431,957
Broker non-votes	14,252,464

5. The stockholder proposal regarding payments upon the death of a senior executive was not approved based upon the following votes:

Votes for	105,853,795
Votes against	199,821,732
Abstentions	566,668
Broker non-votes	14,252,464

6. The stockholder proposal regarding political contributions and expenditures was not approved based upon the following votes:

Votes for	50,931,613
Votes against	218,468,183
Abstentions	36,842,399
Broker non-votes	14,252,464

An Arizona statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. The statute provides that if a person or group acquires 20% or more of the stock of such a company, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) and the Bill & Melinda Gates Foundation Trust (the “Trust”) (who collectively held approximately 25.4% of our common stock as of the record date for the Annual Meeting), approximately 19.3 million fewer shares would have been voted for each of proposals two through six, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade or by the Trust.

Item 8.01 Other Matters

On May 8, 2014, the Company issued a press release announcing the election of Ramon A. Rodriguez as non-executive Chairman of the Board.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Republic Services, Inc. issued May 8, 2014 to announce the election of Ramon A. Rodriguez as non-executive Chairman of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: May 8, 2014	By:	/s/ Glenn A. Culpepper
Glenn A. Culpepper
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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